Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Registration Statements No. 333-180649 on Form S-3D and Nos. 333-217925, 333-188570, 333-185260 and 333-176399 on Forms S-8 of Farmers National Banc Corp. of our report dated March 5, 2020 relating to the consolidated financial statements and effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Farmers National Banc Corp. for the year ended December 31, 2019.

/s/ CliftonLarsonAllen LLP

CliftonLarsonAllen LLP

Toledo, Ohio

March 5, 2020